Exhibit 99.1
Insperity Announces Full Year and Fourth Quarter 2021 Results
HOUSTON – Feb. 10, 2022 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2021. Insperity will be hosting a conference call today at 5 p.m. ET to discuss these results and our 2022 outlook, and has posted an accompanying presentation to its investor website at http://ir.insperity.com.
•2021 average number of paid WSEEs and revenues up 7% and 16%, respectively
•2021 net income and diluted EPS of $124.1 million and $3.18, respectively
•2021 adjusted EBITDA and adjusted EPS of $254.9 million and $3.95, respectively
•Continued strong sales and client retention drives 2022 worksite employee forecast to range of 14.5% to 16.5%
Fourth Quarter Results
Worksite employee (“WSEE”) growth continued to accelerate with a Q4 2021 increase of 12.4% over Q4 2020, above the high end of our expected range. Revenues in Q4 2021 increased 22% to $1.3 billion on the 12% increase in paid WSEEs and a 9% increase in revenue per WSEE, which reflects a 5% increase in pricing and the non-recurrence of the 2020 FICA deferral credits instituted as part of the CARES Act.
“Our growth acceleration driven by the improved sales efficiency of our Business Performance Advisors, a high level of client retention and strong hiring by our clients sets us up for impressive growth in 2022,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “Insperity is poised to capitalize on increased awareness and demand for our premium HR services, when combined with outstanding sales and service execution, positions us for an excellent start to our new five year plan.”
In addition to the WSEE growth, our payroll tax and workers’ compensation areas contributed favorably to Q4 2021 gross profit, and operating costs were managed to forecasted levels. However, approximately $27 million in higher benefits costs driven by utilization related to the ongoing pandemic, including treatment, vaccination and testing costs associated with the recent COVID-19 variants, more than offset these favorable results and led to a Q4 2021 earnings shortfall from our expectations. Accordingly, Q4 2021 net income and diluted EPS were $9.7 million and $0.25, respectively. Adjusted EBITDA and adjusted EPS were $30.4 million and $0.34, respectively.
“We continued to produce strong cash flow through a difficult period allowing us to invest in our business while returning $214 million to our shareholders through our regular dividend program, a special $2 per share dividend at year-end and ongoing share repurchases,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “We ended 2021 with a solid balance sheet and are projecting continued strong cash flow in 2022 as we execute on our long-term strategy.”
Full Year Results
Reported net income and diluted earnings per share (“EPS”) were $124.1 million and $3.18, respectively. Adjusted EBITDA and adjusted EPS were $254.9 million and $3.95, respectively.
The average number of WSEEs paid per month increased 7% over 2020 to 250,745 WSEEs. Revenues in 2021 increased by 16% to $5.0 billion on the 7% increase in paid WSEEs and an 8% increase in revenue per WSEE, which reflects a 5% increase in pricing and the non-recurrence of the 2020 FICA deferral credits instituted as part of the CARES Act.
Gross profit per WSEE per month of $273 came in slightly higher than budget for 2021, declining from $287 in 2020, a period with unusually low healthcare utilization.
Operating expenses increased 6% over 2020 to $646.8 million and included increased compensation costs associated with the acceleration of our growth, increased investment in marketing, and increased travel and event costs from the unusual low levels at the outset of the pandemic in 2020.
Cash outlays in 2021 included dividends totaling $144.2 million, including both our regular quarterly dividend and the

$2.00 per share special dividend declared in December. We also repurchased approximately 716,000 shares of our common stock at a cost of $69.7 million and had capital expenditures of $32.9 million. Adjusted cash, cash equivalents and marketable securities at Dec. 31, 2021 was $162.7 million and $369.4 million was outstanding under our $500 million credit facility.
2022 Guidance
The company also announced its guidance for 2022, including the first quarter of 2022. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q1 2022			Full Year 2022

Average WSEEs paid	275,100	—	277,500	287,100	—	292,200
Year-over-year increase	18.0%	—	19.0%	14.5%	—	16.5%

Adjusted EPS	$1.56	—	$2.12	$3.74	—	$4.86
Year-over-year increase (decrease)	(14)%	—	16%	(5)%	—	23%

Adjusted EBITDA (in millions)	$95	—	$125	$251	—	$311
Year-over-year increase (decrease)	(9)%	—	20%	(2)%	—	22%
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Insperity will be hosting a conference call today at 5 p.m. ET to discuss these results, provide guidance for the first quarter and full year 2022 and answer questions from investment analysts. To listen in, call 833-797-3715 and use conference i.d. number 4079734. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 4079734. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2021 revenues of $5.0 billion and more than 80 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•labor shortages and increasing competition for highly skilled workers;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;

•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on our acquisitions.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
(in thousands)	2021	2020

Assets
Cash and cash equivalents	$575,812	$554,846
Restricted cash	46,929	45,522
Marketable securities	31,791	34,529
Accounts receivable, net	513,306	392,746
Prepaid insurance	11,285	10,164
Other current assets	53,312	39,461
Income taxes receivable	12,413	—
Total current assets	1,244,848	1,077,268
Property and equipment, net	210,723	216,256
Right-of-use leased assets	62,830	60,663
Prepaid health insurance	9,000	9,000
Deposits	192,927	194,231
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	4,892	9,603
Other assets	15,158	4,548
Total assets	$1,753,085	$1,584,276

Liabilities and stockholders' equity
Accounts payable	$6,412	$6,203
Payroll taxes and other payroll deductions payable	467,892	377,960
Accrued worksite employee payroll cost	409,653	334,836
Accrued health insurance costs	50,001	32,685
Accrued workers’ compensation costs	50,534	48,186
Accrued corporate payroll and commissions	74,778	44,277
Other accrued liabilities	69,303	60,777
Total current liabilities	1,128,573	904,924
Accrued workers’ compensation costs, net of current	192,694	195,239
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	64,192	64,289
Other accrued liabilities, net of current	—	6,292
Total noncurrent liabilities	626,286	635,220
Stockholders’ equity (deficit):
Common stock	555	555
Additional paid-in capital	109,179	95,528
Treasury stock, at cost	(665,089)	(626,984)
Accumulated other comprehensive income (loss), net of tax	(9)	5
Retained earnings	553,590	575,028
Total stockholders' equity (deficit)	(1,774)	44,132
Total liabilities and stockholders’ equity	$1,753,085	$1,584,276

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
(in thousands, except per share amounts)	2021	2020	Change	2021	2020	Change

Operating results:
Revenues(1)	$1,291,236	$1,056,335	22.2%	$4,973,070	$4,287,004	16.0%
Payroll taxes, benefits and workers’ compensation costs	1,120,612	888,785	26.1%	4,152,968	3,480,150	19.3%
Gross profit	170,624	167,550	1.8%	820,102	806,854	1.6%
Salaries, wages and payroll taxes	92,502	86,633	6.8%	379,171	353,273	7.3%
Stock-based compensation	4,658	22,035	(78.9)%	40,623	60,145	(32.5)%
Commissions	10,228	9,178	11.4%	34,922	32,835	6.4%
Advertising	5,293	6,222	(14.9)%	29,097	21,556	35.0%
General and administrative expenses	32,432	27,913	16.2%	124,413	113,167	9.9%
Depreciation and amortization	10,832	7,860	37.8%	38,547	31,189	23.6%
Total operating expenses	155,945	159,841	(2.4)%	646,773	612,165	5.7%
Operating income	14,679	7,709	90.4%	173,329	194,689	(11.0)%
Other income (expense):
Interest income	217	246	(11.8)%	2,447	2,597	(5.8)%
Interest expense	(1,921)	(1,704)	12.7%	(7,458)	(8,016)	(7.0)%
Income before income tax expense	12,975	6,251	107.6%	168,318	189,270	(11.1)%
Income tax expense	3,267	1,966	66.2%	44,238	51,033	(13.3)%
Net income	$9,708	$4,285	126.6%	$124,080	$138,237	(10.2)%
Less distributed and undistributed earnings allocated to participating securities	(129)	(78)	65.4%	(210)	(782)	(73.1)%
Net income allocated to common shares	$9,579	$4,207	127.7%	$123,870	$137,455	(9.9)%

Net income per share of common stock
Basic	$0.25	$0.11	127.3%	$3.22	$3.57	(9.8)%
Diluted	$0.25	$0.11	127.3%	$3.18	$3.54	(10.2)%
____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2021	2020	2021	2020

Gross billings	$9,636,414	$7,812,447	$33,318,693	$28,168,611
Less: WSEE payroll cost	8,345,178	6,756,112	28,345,623	23,881,607
Revenues	$1,291,236	$1,056,335	$4,973,070	$4,287,004

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2021	2020	Change	2021	2020	Change

Average WSEEs paid	268,978	239,232	12.4%	250,745	234,223	7.1%

Statistical data (per WSEE per month):
Revenues(1)	$1,600	$1,472	8.7%	$1,653	$1,525	8.4%
Gross profit	211	233	(9.4)%	273	287	(4.9)%
Operating expenses	193	222	(13.1)%	215	218	(1.4)%
Operating income	18	11	63.6%	58	69	(15.9)%
Net income	12	6	100.0%	41	49	(16.3)%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(per WSEE per month)	2021	2020	2021	2020

Gross billings	$11,942	$10,885	$11,073	$10,022
Less: WSEE payroll cost	10,342	9,413	9,420	8,497
Revenues	$1,600	$1,472	$1,653	$1,525

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock based compensation.

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  impact of dividends exceeding earnings under the two-class earnings per share method.

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(in thousands, except per WSEE per month)	2021		2020		2021		2020
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$8,345,178	$10,342	$6,756,112	$9,414	$28,345,623	$9,420	$23,881,607	$8,497
Less: Bonus payroll cost	1,776,400	2,202	1,302,334	1,815	4,719,217	1,568	3,238,284	1,152
Non-bonus payroll cost	$6,568,778	$8,140	$5,453,778	$7,599	$23,626,406	$7,852	$20,643,323	$7,345
% Change period over period	20.4%	7.1%	2.8%	4.8%	14.5%	6.9%	3.1%	3.7%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	December 31, 2021	December 31, 2020

Cash, cash equivalents and marketable securities	$607,603	$589,375
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	424,800	341,988
Client prepayments	20,054	35,328
Adjusted cash, cash equivalents and marketable securities	$162,749	$212,059

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended Dec. 31,
(in thousands, except per WSEE per month)	2021		2020
		Per WSEE		Per WSEE

Net income	$9,708	$12	$4,285	$6
Income tax expense	3,267	5	1,966	3
Interest expense	1,921	2	1,704	2
Depreciation and amortization	10,832	13	7,860	11
EBITDA	25,728	32	15,815	22
Stock-based compensation	4,658	6	22,035	31
Adjusted EBITDA	$30,386	$38	$37,850	$53
% Change period over period	(19.7)%	(28.3)%	(7.1)%	(5.4)%

(in thousands, except per WSEE per month)	Year Ended December 31,
	2021		2020
		Per WSEE		Per WSEE

Net income	$124,080	$41	$138,237	$49
Income tax expense	44,238	15	51,033	19
Interest expense	7,458	2	8,016	3
Depreciation and amortization	38,547	13	31,189	11
EBITDA	214,323	71	228,475	82
Stock-based compensation	40,623	14	60,145	21
Adjusted EBITDA	$254,946	$85	$288,620	$103
% Change year over year	(11.7)%	(17.5)%	15.4%	17.0%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2021	2020	2021	2020

Net income	$9,708	$4,285	$124,080	$138,237
Non-GAAP adjustments:
Stock-based compensation	4,658	22,035	40,623	60,145
Tax effect	(1,191)	(6,934)	(10,677)	(17,068)
Total non-GAAP adjustments, net	3,467	15,101	29,946	43,077
Adjusted net income	$13,175	$19,386	$154,026	$181,314
% Change period over period	(32.0)%	(14.8)%	(15.1)%	7.0%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2021	2020	2021	2020

Diluted EPS	$0.25	$0.11	$3.18	$3.54
Non-GAAP adjustments:
Stock-based compensation	0.12	0.56	1.04	1.54
Impact of dividends exceeding earnings	0.01	—	—	—
Tax effect	(0.04)	(0.18)	(0.27)	(0.44)
Total non-GAAP adjustments, net	0.09	0.38	0.77	1.10
Adjusted EPS	$0.34	$0.49	$3.95	$4.64
% Change period over period	(30.6)%	(14.0)%	(14.9)%	11.8%

The following is a reconciliation of GAAP to non-GAAP financial measures for first quarter and full year 2022 guidance:

	Q1 2022	Full Year 2022
(in millions, except per share amounts)	Guidance	Guidance

Net income	$54 - $76	$112 - $156
Income tax expense	20 - 28	41- 57
Interest expense	2	8
SaaS implementation amortization	—	1
Depreciation and amortization	10	42
EBITDA	86 - 116	204 - 264
Stock-based compensation	9	47
Adjusted EBITDA	$95 - $125	$251 - $311

Diluted EPS	$1.39 - $1.95	$2.86 - $3.98
Non-GAAP adjustments:
Stock-based compensation	0.23	1.21
Tax effect	(0.06)	(0.33)
Total non-GAAP adjustments, net	0.17	0.88
Adjusted EPS	$1.56 - $2.12	$3.74 - $4.86